Exhibit (i)
Montgomery, McCracken, Walker & Rhoads, llp
attorneys at law

LibertyView 457 Haddonfield Road, Suite 600 Cherry Hill, NJ 08002-2220 856-488-7700 Fax 856-488-7720 1105 North Market St., Suite 1500 Wilmington, DE 19801-1201 302-504-7800 Fax 302-504-7820	123 South Broad Street Avenue of the Arts Philadelphia, PA 19109-1029 215-772-1500 Fax 215-772-7620	1235 Westlakes Drive, Suite 200 Berwyn, PA 19312-2401 610-889-2210 Fax 610-889-2220 220 West Gay Street West Chester, PA 19380-2917 610-350-3150 Fax 610-430-8718
February 19, 2010
The Hirtle Callaghan Trust
Five Tower Bridge
300 Barr Harbor Drive, Suite 500
West Conshohocken, PA 19428-2970

Re:	The Hirtle Callaghan Trust – Shares of Beneficial Interest
Ladies and Gentlemen:
     We have been asked to provide to The Hirtle Callaghan Trust, a statutory trust organized under the laws of the State of Delaware (the “Trust”), an opinion with respect to shares of beneficial interest of the Trust registered under the Securities Act of 1933, as amended (the “Securities Act”). In connection with this opinion, we have examined the Certificate of Trust, the Agreement and Declaration of Trust of the Trust (the “Declaration of Trust”), the By-Laws of the Trust as amended through April 14, 2000, and the resolutions adopted by the Trust’s Board of Trustees organizing the business of the Trust and authorizing the issuance of shares to the public, all as amended to date, and the various pertinent Trust proceedings we deem material.
     The Trust is authorized by its Declaration of Trust to issue an unlimited number of shares of beneficial interest (the “Shares”), each with a par value of $0.001 per share. The Declaration of Trust designates, or authorizes the Trustees to designate, one or more series of Shares, and to designate separate classes of shares within the same series. The Declaration of Trust also empowers the Trustees to designate any additional series or classes and to allocate Shares to such series or classes. Currently, the Trust has designated and is authorized to offer Shares of the following series and classes:

The Hirtle Callaghan Trust
February 19, 2010

Series and Classes	Series and Classes
The Value Equity Portfolio	The Institutional Growth Equity Portfolio
• HC Strategic Shares	• HC Strategic Shares
• HC Advisor Shares	• HC Advisor Shares

The Growth Equity Portfolio	The Institutional Small Capitalization Equity Portfolio
• HC Strategic Shares	• HC Strategic Shares
• HC Advisor Shares	• HC Advisor Shares

The Small Capitalization Equity Portfolio	The Institutional International Equity Portfolio
• HC Strategic Shares	• HC Strategic Shares
• HC Advisor Shares	• HC Advisor Shares

The International Equity Portfolio	The Emerging Markets Portfolio
• HC Strategic Shares	• HC Strategic Shares
• HC Advisor Shares	• HC Advisor Shares

The Short-Term Municipal Bond Portfolio	The Real Estate Securities Portfolio
• HC Strategic Shares	• HC Strategic Shares
• HC Advisor Shares	• HC Advisor Shares

The Intermediate Term Municipal Bond Portfolio	The Fixed Income II Portfolio
• HC Strategic Shares	• HC Strategic Shares
• HC Advisor Shares	• HC Advisor Shares

The Fixed Income Portfolio	The Commodity Related Securities Portfolio
• HC Strategic Shares	• HC Strategic Shares
• HC Advisor Shares	• HC Advisor Shares

The Fixed Income Opportunity Portfolio	The Intermediate Term Municipal Bond II Portfolio
• HC Strategic Shares	• HC Strategic Shares
• HC Advisor Shares	• HC Advisor Shares

The Institutional Value Equity Portfolio
• HC Strategic Shares
• HC Advisor Shares
     The Trust has filed with the U.S. Securities and Exchange Commission a registration statement under the Securities Act, which registration statement is deemed to register an indefinite number of Shares of the Trust pursuant to the provisions of Rule 24f-2 under the Investment Company Act of 1940, as amended. You have advised us that the Trust will, from year to year, timely file a Notice pursuant to Rule 24f-2

The Hirtle Callaghan Trust
February 19, 2010

perfecting the registration of the Shares sold by the Trust during each fiscal year during which such registration of an indefinite number of Shares remains in effect.
     You have also informed us that the Shares of the Trust will be sold in accordance with the Trust’s usual method of distributing its registered Shares, under which prospectuses are made available for delivery to offerees and purchasers of such Shares in accordance with Section 5(b) of the Securities Act.
     This opinion is based exclusively on the laws of the State of Delaware and the federal law of the United States of America.
     Based upon the foregoing information and examination, so long as the Trust remains a valid and subsisting entity under the laws of the State of Delaware, and the registration of an indefinite number of Shares of the Trust remains effective, the authorized Shares of the series and classes identified above, when issued for the consideration set by the Trustees pursuant to the Declaration of Trust, and subject to compliance with Rule 24f-2, will be validly issued, fully paid and non-assessable by the Trust, and the holders of such Shares will have all the rights provided for with respect to such holding by the Declaration of Trust and the laws of the State of Delaware.
     We hereby consent to the use of this opinion as an exhibit to Post-Effective Amendment No. 49 to the Trust’s Registration Statement on Form N-1A.
Very truly yours,
Montgomery, McCracken, Walker & Rhoads, LLP
/s/ Montgomery, McCracken, Walker & Rhoads, LLP